

                                                            EXHIBIT NUMBER (11)
                                                            TO 9/30/94 FORM 10-Q

   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS





                                                 Third Quarter Ended September 30            Nine Months Ended September 30
                                              --------------------------------------       ---------------------------------
                                                    1994                  1993                  1994               1993
                                              ----------------      ----------------       --------------     --------------
Computations Required by
- ------------------------
Regulation S-K
- --------------

Primary Earnings Per Share
- ---------------------------

Net Income Applicable to
  Common Shares                                    $46,138,483           $41,172,564         $136,870,925       $119,856,600
                                                   ===========           ===========         ============       ============

Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

       Common Shares                                54,107,073            53,071,671           53,772,565         52,977,358

       Dilutive Effect of Common
        Equivalent Shares (A)

        Stock Options                                  803,157             1,118,061              925,444          1,212,384

        Long Term Performance Stock Plan               413,744               383,768              388,436            381,629

        Other                                           10,816                 1,605                8,923              1,344
                                                   -----------           -----------         ------------       ------------

                                                    55,334,790            54,575,105           55,095,368         54,572,715
                                                   ===========           ===========         ============       ============


Net Income Per Common and
   Common Equivalent Share                               $0.83                 $0.75                $2.48              $2.20
                                                   ===========           ===========         ============       ============




     (A) Determined by application of the treasury stock method.



                                                            EXHIBIT NUMBER (11)
                                                            TO 9/30/94 FORM 10-Q
   NORTHERN TRUST CORPORATION
COMPUTATION OF PER SHARE EARNINGS







                                                       Third Quarter Ended September 30       Nine Months Ended September 30
                                                       --------------------------------     ----------------------------------
                                                          1994                 1993             1994                  1993
                                                       -----------          -----------     ------------          ------------
Computations Required By
- ------------------------
Regulation S-K
- --------------

Fully Diluted Earnings Per Share
- --------------------------------

Net Income Applicable to
  Common Shares                                        $46,138,483          $41,172,564     $136,870,925          $119,856,600

Add Back:  Dividend on Series E Convertible
  Preferred Stock                                          798,422              789,741        2,343,750             2,347,949
                                                       -----------          -----------     ------------          ------------
                                                       $46,936,905          $41,962,305     $139,214,675          $122,204,549
                                                       ===========          ===========     ============          ============


Weighted Average Number of Common
  and Common Equivalent Shares Outstanding

       Common Shares                                    54,107,073           53,071,671       53,772,565            52,977,358

       Dilutive Effect of Common
        Equivalent Shares (A)

        Stock Options                                      803,157            1,123,915          929,245             1,273,057

        Long Term Performance Stock Plan                   413,744              384,493          388,964               392,704

        Other                                               10,816                1,790            9,049                 1,630

       Other Potentially Dilutive Securities

        Equivalent Shares Assuming Conversion of
        Series E Convertible Preferred Stock             1,204,820            1,204,820        1,204,820             1,204,820
                                                       -----------          -----------     ------------          ------------

                                                        56,539,610           55,786,689       56,304,643            55,849,569
                                                       ===========          ===========     ============          ============


Net Income Per Common and
 Common Equivalent Share                                     $0.83                $0.75            $2.47                 $2.19
                                                       ===========          ===========     ============          ============






(A) Determined by application of the treasury stock method.